Delta Natural Gas Company, Inc.
                               3617 Lexington Road
                           Winchester, Kentucky 40391


                 Notice To Common Shareholders Of Annual Meeting
                          To Be Held November 15, 2007



It is our pleasure to invite you to attend our Annual Meeting of Shareholders that will be held at the principal office of the Company, 3617 Lexington Road, Winchester, Kentucky, on Thursday, November 15, 2007 at 10:00 a.m. for the purposes of:

(1)  Electing three directors for three year terms expiring in 2010;

(2)  Acting on such other business as may properly come before the meeting.

Holders of Common Stock of record at the close of business on October 2, 2007 will be entitled to vote at the meeting. If you plan to attend, please contact us as that will assist us in our planning. You can do this by calling Emily P. Bennett at 1-800-676-1933, extension 116, or by e-mail to ebennett@deltagas.com.


/s/Glenn R. Jennings

Glenn R. Jennings

Chairman of the Board,
President and Chief Executive Officer

Winchester, Kentucky
October 9, 2007

--------------------------------------------------------------------------------

To ensure proper representation at the meeting at a minimum of expense, it will be very helpful if you fill out, sign and return the enclosed proxy promptly.

--------------------------------------------------------------------------------





                                 Proxy Statement

                         Delta Natural Gas Company, Inc.
                               3617 Lexington Road
                           Winchester, Kentucky 40391


                          Information Concerning Proxy

This solicitation of proxies is made by us upon the authority of our Board of Directors, and the costs associated with this solicitation will be borne by us. We intend to use the mail to solicit our shareholders and intend first to send this proxy statement and the accompanying form of proxy to our shareholders on or about October 9, 2007. We will provide copies of this proxy statement, the accompanying proxy and our fiscal 2007 Annual Report to brokers, dealers, banks and voting trustees and their nominees for mailing to beneficial owners and upon request therefor will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mail, proxies may be solicited by our directors, officers and regular employees in person or by telephone, but without extra compensation. Computershare Investor Services, LLC, as part of its duties as our registrar and transfer agent, mails our proxy solicitation materials to our shareholders. Fees for this service are included in the annual fee we pay to Computershare for its services as registrar and transfer agent.

You may revoke your proxy at any time before it is exercised by giving notice to Mr. John B. Brown, Chief Financial Officer, Treasurer and Secretary of Delta.


                              Election of Directors

Our Board of Directors is classified into three classes, with terms expiring in either 2007, 2008 or 2009. The terms of three directors, Donald R. Crowe, Lanny
D. Greer and Billy Joe Hall, are scheduled to end in 2007. Lanny D. Greer and Billy Joe Hall are nominated to continue as directors for a three-year term ending in 2010, and they are joined by Linda K. Breathitt as a new board nominee for a three-year term. Donald R. Crowe has reached the age limit adopted in 2006 by our board and as a result is not a nominee for re-election.

If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the shares represented by this proxy will be voted for Linda K. Breathitt, Lanny D. Greer and Billy Joe Hall as directors. If one of them should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by our Board of Directors to replace them as a nominee. We presently have no knowledge that any of the nominees will refuse or be unable to serve.

The names of directors and nominees and certain information about them are set forth below. Our board has determined that, except for Mr. Jennings, all directors are "independent", as defined in Rule 4200 of the listing standards for the NASDAQ Global Market.

                                  Additional Business
Name, Age and Position              Experience During          Period of Service
   Held With Delta                 Last Five Years (1)           As Director

Linda K. Breathitt - 56             Senior Energy Advisor             Nominee
                                    Thelen Reid Brown
                                    Raysman & Steiner LLP
                                    (law firm);
                                    Energy Consultant;
                                    Commissioner, Federal
                                    Energy Regulatory
                                    Commission; all
                                    Washington, DC

Lanny D. Greer (2) - 56             Chairman of the Board        2000 to present
Director                            and President
                                    First National Financial
                                    Corporation and First
                                    National Bank
                                    (commercial banking)
                                    Manchester, Kentucky

Billy Joe Hall (2) - 70             Investment Broker            1978 to present
Director                            LPL Financial Services
                                    (general brokerage
                                    services)
                                    Mount Sterling, Kentucky

Glenn R. Jennings (3) - 58          Chairman of the Board,       1984 to present
Chairman of the Board,              President and Chief
President and Chief                 Executive Officer
Executive Officer                   of Delta's subsidiaries

Michael J. Kistner (4) - 64         Consultant                   2002 to present
Director                            MJK Consulting
                                    (financial consulting)
                                    Louisville, Kentucky


Lewis N. Melton  (3) - 67           Professional Engineer        1999 to present
Director                            Vaughn & Melton, Inc.
                                    (consulting engineering)
                                    Middlesboro, Kentucky

Arthur E. Walker, Jr. (3) - 62      President                    1981 to present
Director                            The Walker Company
                                    (general and highway
                                    construction)
                                    Mount Sterling, Kentucky

Michael R. Whitley (4) - 64         Retired Vice-Chairman,       2000 to present
Director                            President and Chief
                                    Operating Officer
                                    LG&E Energy Corp.
                                    (diversified utility)
                                    Louisville, Kentucky

(1) Except for Delta's subsidiaries, none of the organizations or companies listed in this column is Delta's parent, subsidiary or affiliate.

(2)  Term expires November 15, 2007.

(3)  Term expires on date of Annual Meeting of Shareholders in 2008.

(4)  Term expires on date of Annual Meeting of Shareholders in 2009.



                          Committees and Board Meetings

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Audit Committee is comprised of Messrs. Crowe, Greer, Hall, and Kistner
(Chairman). The committee met four times during fiscal 2007. Our Board of Directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee's charter is attached as Appendix A to this proxy statement and is available on our website at www.deltagas.com. Under the terms of the Audit Committee charter, the committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee charter also empowers the committee to review audit results and financial statements, review the system of internal control and make reports and recommendations to the Board. The committee is in compliance with its written charter.

The Audit Committee is composed entirely of directors who are (1) able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and (2) "independent" as defined by applicable listing standards of the NASDAQ Global Market. Our Board of Directors has determined that Michael J. Kistner is the "Audit Committee financial expert", as defined by Securities and Exchange Commission regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Kistner is "independent", as that term is used in Item 7(c) of Schedule 14A under the Securities Exchange Act of 1934.

Corporate Governance and Compensation Committee

We have a standing Corporate Governance and Compensation Committee comprised of Messrs. Melton (Chairman), Walker and Whitley. The committee, which met five times during fiscal 2007, operates under a charter that empowers the committee to make recommendations to the Board of Directors as to the compensation of directors and executive officers and other personnel matters. See "Corporate Governance and Compensation Committee Report".

The committee reviews directors' compensation and recommends changes when appropriate to the full board. The committee engages the services of consultants as needed to assist in evaluating directors' compensation. This was done during 2007, and the consultant's report was utilized by the committee in recommending changes in directors' compensation during fiscal 2007.

Under the terms of its charter, the Corporate Governance and Compensation Committee also is charged with the responsibility to identify and recommend to the Board of Directors individuals who would make suitable directors. In identifying and recommending candidates for the Board of Directors, the committee is obliged to give due consideration to the intelligence, integrity, education and business experience of potential board candidates and the amount of time such candidate can reasonably be expected to devote to board responsibilities. The committee's recommendations are to be consistent with maintaining a high quality, diverse and actively engaged Board of Directors. The committee is to identify candidates through its own business and personal contacts and through recommendations by board members, officers and employees. Mr. Jennings, our Chairman of the Board, President & CEO, recommended the current nominee, Linda K. Breathitt, to the committee for their consideration of nominees for the November, 2007 Annual Meeting of Shareholders. The committee may obtain advice and assistance from other advisors, as needed, to identify board candidates. No such advisor was employed during 2007.

The committee will consider shareholder recommendations for board membership. Such recommendations must be made in writing and received at our principal executive office not less than 120 calendar days before the date of our proxy statement released to shareholders in connection with the previous year's Annual Meeting of Shareholders.

A current copy of the Corporate Governance and Compensation Committee's charter is available on our website at www.deltagas.com. All members of the committee are independent, as independence for committee members is defined in the listing standards of the NASDAQ Global Market.

Executive Committee

We  have  a  standing  Executive  Committee   comprised  of  Messrs.   Jennings,
(Chairman), Kistner, Melton and Whitley. The committee, which met one time during fiscal 2007, is empowered to act for and on behalf of our Board of Directors, during the interval between the meetings of the Board of Directors, in the management and direction of our business.

Meetings and Board Compensation

During fiscal 2007, our Board of Directors held five meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings. Our stated policy encourages members of the Board of Directors to attend our Annual Meeting of Shareholders. All of our directors other than Lanny D. Greer attended our 2006 Annual Meeting of Shareholders.

Each director other than Mr. Jennings currently receives a monthly directors' fee of $1,600, an additional retainer of $300 per month for service on the Corporate Governance and Compensation Committee and the Executive Committee, an additional retainer of $400 per month for service on the Audit Committee and an additional further retainer of $300 per month for service as the chairman of each board committee. Mr. Jennings is not paid any directors' fees as Chairman of the Board of Directors since he is employed as one of our executive officers.


                              Director Compensation

The following table summarizes the compensation to our directors for the year ended June 30, 2007.

                                                All Other
         Name                 Cash Fees       Compensation(1)            Total

Donald R. Crowe               $20,500           $       34              $20,534
Jane H. Green                   6,000                   34                6,034
Lanny D. Greer                 20,500                   34               20,534
Billy Joe Hall                 22,000                   34               22,034
Glenn R. Jennings                  --                   34                   34
Michael J. Kistner             27,700                   34               27,734
Lewis N. Melton                26,500                   34               26,534
Harrison D. Peet                6,000               59,475 (2)           65,475
Arthur E. Walker, Jr.          20,800                   34               20,834
Michael R. Whitley             23,400                   34               23,434

(1)  A Christmas gift valued at $34 was given to each director.

(2) Includes a company-owned vehicle of $30,173, which Mr. Peet had been using, that was given to him upon his retirement as Chairman of the Board. In addition, Mr. Peet received during fiscal 2007 consulting fees of $24,000, automobile usage of $3,836 for a vehicle provided, tax gross-up on the vehicle of $1,019, communication services provided (phone, cell phone, internet) of $413, as well as a Christmas gift valued at $34.









                             Our Executive Officers

                                                                    Date Began
                                                                     In This
      Name                         Position (1)            Age     Position (2)

John B. Brown                Chief Financial Officer,        40      5/25/07
                             Treasurer and Secretary


Johnny L. Caudill            Vice President -                58      3/1/95
                             Administration and
                             Customer Service

Alan L. Heath                Vice President -                60      5/21/84
                             Operations and
                             Engineering

Glenn R. Jennings (3)        Chairman of the Board,          58     11/17/88
                             President and Chief
                             Executive Officer

(1) Each executive officer is normally elected to serve a one year term. Each executive officer's current term is scheduled to end on November 15, 2007, the date of the Board of Directors' meeting following the 2007 Annual Meeting of Shareholders, except Mr. Jennings has an employment contract in his present capacity through November 30, 2011 (see "Potential Payments Upon Termination Or Change In Control").

(2) All current executive officers have functioned as executive officers for at least five years.

(3)  Mr. Jennings was appointed Chairman of the Board on November 17, 2005.


                             Audit Committee Report

The Audit Committee is made up of directors who are independent, as defined in the applicable NASDAQ Global Market listing standards. Consistent with the terms of its charter, the committee meets periodically with our independent auditors and our internal auditor (with and without management present) to discuss the auditors' findings and other financial and accounting matters.

The firm of Deloitte & Touche LLP served as our independent auditors for the fiscal years ended June 30, 2007 and June 30, 2006. Representatives of Deloitte & Touche LLP will be present at our 2007 Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

All of the services provided under Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were approved by our Audit Committee. The committee has reviewed and discussed with management the audited financial statements for 2007, and the committee recommended to our Board of Directors that the financial statements for 2007 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The committee met with Deloitte & Touche LLP and discussed Deloitte & Touche LLP's independence, the results of its audit and other matters required to be discussed by applicable accounting standards (including SAS 61). The committee has considered and evaluated the provision of non-audit services by Deloitte & Touche LLP and has determined that the provision of such services was not incompatible with maintaining Deloitte & Touche LLP's independence.

The following table sets forth the aggregate fees billed to us for the fiscal years ended June 30, 2007 and June 30, 2006 by the independent auditors:

                                                               June 30,
                                                       2007               2006

  Audit Fees  (1)                                  $  185,286         $  265,960
  Audit-Related Fees  (2)                              20,000             12,300
  Tax Fees (3)                                          6,654              2,400
  All Other Fees (4)                                   36,635              6,480

  Total Fees                                       $  248,575         $  287,140

(1) Includes fees for auditing and reporting on our annual financial statements for the fiscal years ended 2007 and 2006, prepared for submission to the SEC on Form 10-K and for reviews of our interim financial information for each of the quarters in the fiscal years ending June 30, 2007 and 2006, prepared for submission to the SEC on Form 10-Q. The fiscal 2006 total also includes the issuance of auditor's consents and comfort letters in conjunction with Securities and Exchange Commission registration statements relating to the issuance of $40,000,000 of Insured Quarterly Notes and the Dividend Reinvestment Plan. Fiscal 2006 also includes technical consultations related to deferred tax accounting matters and responding to a Securities and Exchange Commission comment letter.

(2) Includes fees for professional services rendered in fiscal 2007 and 2006 in connection with audits of employee benefit plans.

(3) Includes fees for professional services rendered in fiscal 2007 and 2006 in connection with tax return review and consultations.

(4) Includes fees for assistance with a rate case in fiscal 2007 and training and accounting resources in fiscal 2007 and 2006.


The appointment of auditors is a matter for determination by the Audit Committee for which no shareholder approval or ratification is necessary. The committee has selected Deloitte & Touche LLP to audit our consolidated financial statements for fiscal year 2008. During fiscal 2008, Deloitte & Touche LLP will provide us certain legally permissible, non-audit services. Deloitte & Touche LLP has provided the Audit Committee with written assurance of its independence (as required by Independence Standards Board Standard No. 1).

The Audit Committee charter governs the provision of audit and non-audit services by our independent auditor. The committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor, and consider, and, if appropriate, pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services or established fee limits. Any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the committee for consideration (a) at its next regular meeting, (b) at a special meeting called to consider the proposed engagement, or (c) pursuant to a consent action of the committee in time-sensitive cases. The committee will regularly review summary reports detailing all services (and related fees and expense) being provided to us by the independent auditor.

                                       Michael J. Kistner, Committee Chairman
                                       Donald R. Crowe
                                       Billy Joe Hall
                                       Lanny D. Greer



                 Corporate Governance and Compensation Committee
                      Interlocks and Insider Participation

All members of the Corporate Governance and Compensation Committee are non-employee directors and no member has any direct or indirect material interest in or a relationship with us other than stockholdings as discussed herein and as related to their position as director. During 2007, none of our executive officers served on any Board of Directors or Compensation Committee of any other company for which any of our directors served as an executive officer.



                      Compensation Discussion and Analysis

The Corporate Governance and Compensation Committee of our Board of Directors is comprised of independent directors and operates under a written charter approved by our Board of Directors.

The Corporate Governance and Compensation Committee of our Board of Directors is responsible for developing and making recommendations to our board with respect to Delta's executive compensation. See "Committees and Board Meetings". All decisions by the committee relating to the compensation of our executive officers, including the Chief Executive Officer, are reviewed and given final approval by our Board of Directors. During 2007, no decisions of the committee were modified in any material way or rejected by our Board of Directors.

The goal of the committee in establishing the compensation for our executive officers is to provide fair and appropriate levels of compensation that will ensure our ability to attract and retain a competent and energetic management team. Our compensation program is designed to reward our executive officers for a high level of management that advances the interests of our shareholders and provides dependable and economically priced natural gas service for our customers.

The elements of compensation for our executive officers consist of their base salaries, bonuses, changes in retirement values and other forms of compensation, including perquisites as set forth in the "Summary Compensation Table". Our non-contributory, defined benefit retirement plan provides benefits to our employees, including executive officers. See "Retirement Benefits". We also contribute to an irrevocable trust that will make payments to Mr. Jennings upon his retirement (See "Retirement Benefits"), and we forgave the balance of a loan that Mr. Jennings owed us. See "Certain Relationships and Related Transactions".

We chose these forms of compensation for our executive officers because we believe that they provide appropriate incentives for the high quality and socially responsible management that we desire from our executive officers. We are a comparatively smaller natural gas distribution company relative to most other publicly traded natural gas companies. We have historically paid cash salaries, and cash bonuses when financial results warranted, but unlike the larger companies, we have not had long-term incentive compensation or significant equity-based compensation for our executive officers.

Salaries for our executive officers, including our Chief Executive Officer, are determined in a manner similar to that of all of our employees. Our salary compensation system was established with the assistance of compensation consultants. Salary ranges were developed for all positions in our company through the use of external comparisons with other companies. The salary range for each position has a minimum and maximum compensation level. The salary ranges for positions in our company are periodically adjusted with assistance from compensation consultants who provide market information including salary ranges for similar positions in other companies.

Salary increases for all executive officers are determined by our Board of Directors upon recommendation of our Corporate Governance and Compensation Committee. Each year the committee receives employment market information from a compensation consultant regarding changes in the salary ranges, and the committee recommends revised salary ranges for our executive officers. As a part of the committee's process in determining salaries, our Chief Executive Officer makes recommendations to the committee related to salary adjustments for all executive officers, including himself.

There is no specific, quantified relationship between corporate performance and individual salaries. In determining salaries for any year for our executive officers, the committee considers the quality of the performance of the executive officers over the last year. The committee also considers any employment market information provided by compensation consultants, recommendations from our Chief Executive Officer, and the committee's own experience and understanding of the employment market.

Salaries are the major component in our executive compensation. As a result, the committee attempts to establish salary levels that will promote the overall compensation philosophy of our company, which is to reward our executive officers for superior management, provide incentives for high quality and socially responsible management, and maintain our competitive position in the employment market.

We have no formal bonus plan for executive officers or the Chief Executive Officer. In 2007 and in other recent years, our Board of Directors elected to award bonuses to our executive officers, including our Chief Executive Officer.

The decision to pay bonuses to our executive officers and the amount of any such bonuses are determined by our Board of Directors upon recommendation of our Corporate Governance and Executive Compensation Committee. As a part of the committee's process, our Chief Executive Officer makes recommendations on the amount of cash bonuses to be paid to himself and the other executive officers. The committee has never employed compensation consultants in connection with its consideration of bonus awards.

There has been no specific, quantified relationship between corporate performance and individual bonuses. Each year the committee considers the award of bonuses and the amount of bonuses based upon its assessment of our overall performance and the contributions and performances of the individual executive officers. The committee attempts to award bonuses in a manner that recognizes and rewards superior performance by our executive officers, provides incentive for high quality management, and establishes competitive levels of compensation for our executive officers.

Based on this process and these criteria, the committee recommended to our Board of Directors that we award bonuses to our executive officers in each of the last five years except one. Our board accepted the committee's recommendation in each case.

As described in the "Summary Compensation Table", we provide additional forms of compensation, including some perquisites, to our executive officers. We select those forms of compensation or benefits for our executive officers because they are consistent with our executive and employee compensation philosophy, described above. We believe that these forms of compensation or benefits enhance our competitive position in the labor and management market and generally are consistent with the types of non-cash compensation and perquisites paid by our competitors.

In 2007, our Corporate Governance and Compensation Committee considered the remaining balance of a loan to Mr. Jennings, in the amount of $38,000 as of June 30, 2007 and recommended to our Board of Directors the forgiveness of the remainder of that loan as of June 30, 2007. The board considered and approved this recommendation as additional compensation to Mr. Jennings in fiscal 2007. See "Certain Relationships and Related Transactions".

A summary of the compensation awarded to John B. Brown, Chief Financial Officer, Treasurer and Secretary, Johnny L. Caudill, Vice President - Administration and Customer Service, John F. Hall, Vice President - Finance, Secretary and Treasurer (deceased), Alan L. Heath, Vice President - Operations and Engineering and Glenn R. Jennings, Chairman of the Board, President and Chief Executive Officer of the Company, is set forth in the "Summary Compensation Table". The components of Mr. Brown's, Mr. Caudill's, Mr. Hall's, Mr. Heath's and Mr. Jennings' 2007 salary packages are generally consistent with prior years.


                      Corporate Governance and Compensation
                                Committee Report

The Corporate Governance and Compensation Committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis" in this Proxy Statement. Based on its review and discussion with management, the Corporate Governance and Compensation Committee has recommended to our Board of Directors that the section entitled "Compensation Discussion and Analysis" be included in our Annual Report on Form 10-K for the year ended June 30, 2007 and our 2007 Proxy Statement.

                            Lewis N. Melton, Committee Chairman
                            Arthur E. Walker, Jr.
                            Michael R. Whitley


                           Summary Compensation Table

The following table sets forth information for fiscal 2007 concerning the compensation of our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers.

   Name And Principal      Fiscal                                       Change In       All Other
        Position            Year        Salary          Bonus        Pension Value    Compensation(1)        Total


John B. Brown                2007     $ 144,000      $  40,000        $    14,862        $   21,900       $  220,762
Chief Financial
Officer, Treasurer
and Secretary

Johnny L. Caudill            2007       150,000         40,000             71,919            21,847          283,766
Vice President -
Administration and
Customer Service

John F. Hall (2)             2007       128,333            --              73,706            57,061          259,100
Vice President -
Finance, Secretary
and Treasurer

Alan L. Heath                2007       169,000         65,000             64,901            17,986          316,887
Vice President -
Operations and
Engineering

Glenn R. Jennings            2007       313,000        120,000            188,804(3)         92,816          714,620
Chairman of the
Board, President
and Chief Execu-
tive Officer

(1) All Other Compensation column includes the following for fiscal 2007:




                                                      Brown       Caudill       Hall        Heath        Jennings
Premium for personal portion of
     life insurance (a)                             $  --        $    --       $  --        $    --     $    362

Club dues                                              --             --          --             --          640

Executive physical                                     --            111         414          2,662           --

Christmas gift                                         34             34          34             34           34

Spouse travel                                          --             --          --            650           --

Vehicle provided (a)                                9,575          9,605      12,218          4,724       10,435

Tax gross-up on vehicle (a)                         5,259          5,275       7,196          2,594        7,697

Loan forgiveness                                       --             --          --             --       62,000(b)

Disability and accrued personal/vacation               --             --      31,894             --           --

Communications (phone, internet) (c)                2,027          1,572       1,038          2,146        2,062

Employee savings plan matching
    company contributions                           5,005          5,250       4,267          5,176        9,586

          Total                                  $ 21,900       $ 21,847     $57,061        $17,986      $92,816

     (a)  Amounts reported as taxable to individuals during fiscal 2007.

     (b) During fiscal 2007, we forgave a loan amount of $62,000, which represented the remainder of the principal amount of a loan made by us to Mr. Jennings (see "Certain Relationships and Related Transactions" for a discussion of this loan).

     (c) Reflects total for fiscal 2007, although perquisite value is an indeterminate amount.

(2)  Mr. Hall died on April 30, 2007.

(3)  Includes  change in value of  supplemental  retirement plan of $79,125 (see
     "Retirement Benefits" for a discussion of this retirement benefit).




                               Retirement Benefits

We have a trusteed, non-contributory, defined benefit retirement plan. Also, we have a nonqualified defined contribution supplemental retirement agreement for Mr. Jennings under which we contribute into an irrevocable trust until Mr. Jennings' retirement.

The following table shows the present value of accumulated plan benefits under these plans as of March 31, 2007 (the end of the plan year) for the defined benefit retirement plan, and June 30, 2007 for the non-qualified supplemental plan for each individual in the "Summary Compensation Table".


                                                              Number Of     Present Value
                                                                Years       Of Accumulated   Payments During
                                                              Credited        Benefits      Last Fiscal Year
          Name                       Plan Name                Service

John B. Brown         Defined Benefit  Retirement Plan             12        $   46,421       $       --

Johnny L. Caudill     Defined Benefit Retirement Plan              35           451,198               --

John F. Hall (a)      Defined Benefit Retirement Plan              28           557,074               --

Alan L. Heath         Defined Benefit Retirement Plan              23           393,185               --

Glenn R. Jennings     Defined Benefit Retirement Plan              28           678,010               --
                      Supplemental Retirement Trust                --           202,876               --

     (a) Mr. Hall died on April 30, 2007.



The defined benefit retirement plan is available to all employees as they become eligible. The basic retirement benefit is payable for 120 months certain and life thereafter, based upon a formula of 1.6% of the highest five years average monthly salary for each year of service on or after November 1, 2002 plus the frozen accrued benefit as of October 31, 2002. The frozen accrued benefit is based upon a formula of 1.8% of the highest five years average monthly salary for each year of service plus .55% of the highest five years average monthly salary in excess of covered compensation for each year of service, not to exceed 35 years. The average monthly salary and years of service used in calculating the frozen accrued benefit is determined as of October 31, 2002. The compensation used to determine the average monthly salary under the plan includes only base salary of employees, excluding overtime or bonus amounts, (see "Salary" in the "Summary Compensation Table") and is limited to a maximum of $225,000. The amounts received under the Plan are not subject to any deduction for Social Security benefits received.

In the event of death, disability, normal retirement age or early retirement age, single sums are available at the employee's option for benefits accrued under the defined benefit retirement plan prior to December 1, 2002. For all benefits accrued under the defined benefit retirement plan after December 1, 2002, single sum distributions are available up to $5,000.

Normal retirement age is 65 under the defined benefit retirement plan. Early retirement is available beginning at age 55, with a reduction of benefits calculated at 5% per year for each year less than 65. Mr. Caudill, Mr. Heath and Mr. Jennings are all eligible for early retirement.

In the event of death, our executive officers are entitled to benefits under our defined benefit retirement plan. The payments would be made as lump sum settlements. See "Termination Table".

In the event of disability, our executive officers are entitled to disability benefits under our defined benefit retirement plan. Payments would be made as monthly annuities. See "Termination Table".

Beginning in 2005, we began contributing $60,000 annually into an irrevocable trust under a nonqualified defined contribution supplemental retirement agreement with Mr. Jennings. At retirement, the trustee will make annual payments of $100,000 to Mr. Jennings until the trust is depleted.


                             Potential Payments Upon
                        Termination Or Change In Control

We have an agreement with Mr. Jennings that provides for his employment in his present capacity through November 30, 2011. The agreement automatically extends one additional year on each November 30, unless either we or Mr. Jennings delivers to the other notice that such automatic extension shall not occur.

Under the provisions of his employment agreement, Mr. Jennings will receive payments if we terminate his employment in violation of the terms of the agreement. Termination by us without cause is a violation of the employment agreement. Mr. Jennings may also receive payments if he terminates his employment following a change in control. Mr. Jennings receives no payments under the employment agreement in the event he dies or becomes disabled or if we terminate him for cause.

If we terminate Mr. Jennings' employment in violation of his agreement (including a termination without cause), we are required to continue to pay Mr. Jennings his salary for the number of years remaining under the agreement, but in no event for less than three years. In addition, during the same period Mr. Jennings will continue to participate in all employee benefits and programs for which he otherwise would have been eligible and may at his option elect to receive title to the automobile then being provided to him by us. We also will pay Mr. Jennings an amount equal to any excise taxes he is required to pay as a result of payments made to him under his employment agreement. See Column I in "Termination Table".

Mr. Jennings also may terminate his employment following a change in control if he determines in good faith that, due to the change in control, either his continued employment is not in our best interests or he is unable to carry out his duties effectively. A change in control is defined generally to include: (i) the acquisition of 20% of our voting stock by any entity, group or person; (ii) a change in the majority of our Board of Directors; or (iii) certain organic changes involving us (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of our assets, or similar transactions) that result in significant shifts in the ownership or control of us.

If Mr. Jennings terminates his employment in good faith following a change in control, as described in the preceding paragraph, we are required to pay him in a lump sum at the time of his termination an amount equal to the total of his salary for the number of years remaining under his employment agreement. If the total number of years left on his employment agreement is less than three, we are required to pay him an amount equal to three years of his salary.

If Mr. Jennings terminates his employment in good faith following a change in control, then for the number of years remaining under his employment agreement, but in no event for less than three years, he will also continue to participate in all employee benefits and programs for which he otherwise would have been eligible. He also may at his option elect to receive title to the automobile then being provided to him by us. We will pay Mr. Jennings an amount equal to any excise taxes he is required to pay as a result of payments made to him under the agreement. See Column II in "Termination Table".

In the event Mr. Jennings is terminated by us in violation of his employment agreement or if he terminates his employment in good faith following a change in control, we agree to pay any losses or damages he suffers as a result of such termination, including legal expenses. We also agree to pay Mr. Jennings' legal expenses generated by any actions regarding the validity or enforceability of the employment agreement or liability under the agreement.

Mr. Jennings' employment agreement contains a non-compete provision. Under the terms of the non-compete, Mr. Jennings' right to payments under his employment agreement ceases if he becomes an employee, owner or manager of a retail natural gas distribution business that has operations in any county where we have pipeline facilities.

Our other executive officers, Mr. Brown, Mr. Caudill and Mr. Heath, do not presently operate under the terms of an employment agreement. Each of these executive officers is appointed for a one year term by our Board of Directors.

We do, however, have an agreement with each of these executive officers, which becomes operative in the event of a change in control. For the purpose of these change in control agreements, a change in control is defined generally to include: (i) the acquisition of 20% of our voting stock by any entity, group or person; (ii) a change in the majority of our Board of Directors; or (iii) certain organic changes involving us (e.g., reorganizations, mergers, share exchanges, consolidations, liquidations, sale of substantially all of our assets, or similar transactions) that result in significant shifts in the ownership or control of us.

These change in control agreements with these executive officers provide that, following a change in control, each of the three officers may continue in our employment in their customary positions for a period of three years. During this time they will receive compensation consisting of (i) a base salary that is not less than the annual rate in effect on the day before the change in control, with such increase as may thereafter be awarded in accordance with our regular compensation practices; and (ii) incentive and bonus awards that is not less than the annualized amount of any such awards paid to them for the twelve months ending on the date of a change in control. In addition, their change in control agreements provide for the continuance, at not less than the levels immediately before the change in control, of their employee benefit plans and practices. See Column II in "Termination Table".

The change in control agreements also provide that if we terminate Mr. Brown, Mr. Caudill or Mr. Heath without cause during the three year period following a change in control, their compensation and benefits and service credits under the employee benefit plans will continue for the remainder of the period, but in no event for less than two years following termination of employment. If Mr. Brown, Mr. Caudill or Mr. Heath terminates his employment under the change in control agreement because he determines in good faith that, due to the change in control, his continued employment is not in our best interests or he is unable to carry out his duties effectively, then that termination is considered a termination by us without cause. Under the change in control agreement, an officer receives no payments if we terminate him for cause or if he is terminated due to his death or retirement.

If terminated without cause, Mr. Brown, Mr. Caudill and Mr. Heath may elect to receive their total base salary due as a lump sum payment and may elect to receive title to the automobile then currently being furnished to them. We also agree to pay the three officers an amount equal to any excise taxes they are required to pay as a result of payments made to them under the change in control agreement.

In addition, we also agree to pay the legal expenses of the executive officers that may be generated by any actions regarding the validity or enforceability of the change in control agreement or liability under the agreement.

The executive officers' change in control agreements contain a non-compete provision. Under the terms of the non-compete, an executive officer's right to payments under the change in control agreement ceases if the executive officer becomes an employee, owner or manager of a retail natural gas distribution business that has operations in any county where we have pipeline facilities.

In addition, all executive officers have accumulated retirement benefits under our defined benefit retirement plan, which would be available to them if they terminated their employment with us as of June 30, 2007. Their monthly benefits are available whether their employment is terminated with or without cause either before or after a change in control. The amounts are not available in the event of death or disability. See Column I in "Termination Table".

In the event of death, all executive officers are entitled to benefits under our defined benefit retirement plan. The payments would be made as lump sum settlements. See Column III in "Termination Table".

In the event of disability, all executive officers are entitled to benefits under our defined benefit retirement plan. In addition, all executive officers are entitled to benefits under our insured disability plan that we maintain for our employees. Disability payments are made monthly. See Column IV in "Termination Table".

The following "Termination Table" sets forth potential payments payable to the individuals in the "Summary Compensation Table" in the event they terminate their employment under varying circumstances. The "Termination Table" assumes that the termination occurred as of June 30, 2007.



                              Termination Table (1)

                             Column I              Column II           Column III             Column IV

                                                  Termination
                           Termination             Payments                                Payments In The
                        Payments Before A         Following A        Payments In The         Event Of
                        Change In Control      Change In Control     Event Of Death         Disability
Name                            (2)                  (3)                  (4)                  (5)

John B. Brown                $   1,397(6)      $   824,146(7)       $    620,209           $     150(a)
                                                                                               8,350(b)

Johnny L. Caudill                3,218(6)        1,013,158(7)            666,584               2,663(a)
                                                                                               8,750(b)

John F. Hall (8)                    --                  --               630,504                  --

Alan L. Heath                    2,860(6)        1,142,521(7)            522,394               2,480(a)
                                                                                               9,850(b)

Glenn R. Jennings (9)            4,577(6)        3,429,310(10)         1,211,177(11)           3,974(a)
                                55,270(12)                                                    18,250(b)

(1) In addition to the amounts in this Table, in the event of termination for any reason, accrued personal time and vacation benefits would be paid to Mr. Brown ($18,182), Mr. Caudill ($21,922), Mr. Heath ($22,100) and Mr.
     Jennings ($34,911).

(2)  Monthly payments that are to be paid to the executive  officer in the event
     of  voluntary   termination   by  the  executive   officer  or  involuntary
     termination by us.

(3) Included in these amounts are estimated excise tax amounts that would be required to be reimbursed to the executive officers (see "Potential
     Payments Upon Termination Or Change In Control"). In addition to the amounts reported in this Column II, each executive officer would be entitled to monthly payments under our defined benefit retirement plan, as reflected in Column I and explained in footnote (6) to this Table.

(4) Amounts payable as lump sum death benefits under the terms of our defined benefit retirement plan. See "Retirement Benefits".

(5) The amounts reflect the monthly payments in the event of disability to be made under (i) our defined benefit retirement plan, denoted as (a) in Column IV of this Table, and (ii) our insured disability plan that we maintain for our employees, denoted as (b) in Column IV of this Table.
     Payments under our defined benefit retirement plan will be made monthly as 10-year certain and life annuities. Payments under our insured disability plan will be made monthly until the executive officer reaches the age of 65.

(6)  Monthly  amounts  payable under our defined  benefit  retirement  plan. The amounts  are  payable  as  a  result  of  any  termination  of  employment,
     including,   for  example,  the  termination  of  the  executive  officer's employment by us for cause.  These monthly payments would begin immediately for Mr. Caudill,  Mr. Heath and Mr.  Jennings.  Payments to Mr. Brown would begin when he reaches the age of 65. Payments assume monthly  payments as a
     10-year certain and life annuity option. Other annuity and lump sum payment options are also available. See "Retirement Benefits".

(7)  The  amounts  reflect  estimated  lump sum  payments  under  the  executive
     officer's  change  in  control   agreement  if  the  executive  officer  is
     terminated  following a change in control (i) by us, without cause, or (ii)
     by the executive officer in good faith.

(8)  Mr. Hall died on April 30, 2007. His estimated death benefit is reflected.

(9) In addition to the amounts in this Table, a supplemental retirement trust amount of $202,876 would be due to Mr. Jennings upon his death or disability; or $100,000 per year upon his retirement until the trust balance is extinguished.

(10) Payable under Mr. Jennings' employment agreement if he is terminated following a change in control (i) by us, in violation of his employment agreement, or (ii) by Mr. Jennings in good faith.

(11) In addition to the amounts  payable under the terms of our defined  benefit retirement  plan,  the amount  reflected  in Mr.  Jennings'  death  benefit
     includes  the  applicable   portion  of  life  insurance  proceeds  from  a
     split-dollar policy maintained by the company.

(12) This amount reflects estimated monthly payments and benefits that we must make to Mr. Jennings if, before any change in control, we terminate his employment in violation of his employment agreement. The monthly payments and benefits continue for the term remaining on his employment agreement, but in no event for less than three years. Estimated payments include perquisites, changes in pension value, salary and bonus amounts based on 2007 amounts. See "Potential Payments Upon Termination Or Change In
     Control".






                          Security Ownership Of Certain
                      Beneficial Owners and Management (1)

                                   Amount and Nature
                                     Of Beneficial        Percent Of
Name Of Owner                       Ownership(2)(3)        Stock

Linda K. Breathitt (4)                  --                     *

John B. Brown (5)                      991                     *

Johnny L. Caudill (5)                4,539                     *

Lanny D. Greer (6)                   2,400                     *

Billy Joe Hall (6)                   7,140                     *

Alan L. Heath (5)                    4,585                     *

Glenn R. Jennings (5) (6)           10,362                     *

Michael J. Kistner (6)                 100                     *

Lewis N. Melton (6)                 13,173                     *

Arthur E. Walker, Jr. (6)(7)        16,166                     *

Michael R. Whitley (6)(8)           16,000                     *

All directors, nominees and         75,456                  2.1%
officers as a group (11 persons)

* Less than 1%.

(1)  The only class of stock issued and outstanding is common stock.

(2) The persons listed, unless otherwise indicated in this column, are the sole beneficial owners of the reported securities and accordingly exercise both sole voting and sole investment power over the securities.

(3) The figures, which are as of August 1, 2007, are based on information supplied to us by our executive officers, directors and nominees.

(4)  Nominee for Board of Directors.

(5)  Officer.

(6)  Director.

(7) The listed shares include 1,227 shares registered in the name of Mr. Walker's wife.

(8) The listed shares include 1,000 shares registered in the name of Mr. Whitley's wife.




                 Certain Relationships and Related Transactions

We had an agreement with Glenn R. Jennings, our Chairman of the Board, President and Chief Executive Officer and a Director, under the terms of which Mr.
Jennings received a secured loan of $160,000. The agreement provided that interest was paid by Mr. Jennings at the annual rate of 6%, payable monthly, with us forgiving $2,000 of the principal amount for each month of service Mr. Jennings completed. The maximum amount outstanding during fiscal 2007 was $62,000. Effective June 30, 2007, we forgave the remaining $38,000 balance of this loan.


                     Shareholders' Communications with Board

The Board of Directors provides a process for our shareholders to send communications to our Board of Directors or any member of the board. The board policy encourages a shareholder to communicate in any manner convenient to the shareholder. As one such method of communication, the board adopted a policy whereby any shareholder may communicate with the board or any member of the board by a written communication sent to our principal corporate offices. Our Corporate Secretary is required to forward such written communication to the Chairman of our Board of Directors or to the particular director, as indicated by the shareholder.


                      Submission of Shareholders' Proposals

Our Bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at our Annual Meeting of Shareholders.

Any proposal by a shareholder to be submitted for possible inclusion in our proxy soliciting materials for our 2008 Annual Meeting of Shareholders must be received by us no later than June 11, 2008.




                                     Voting

General

As of the close of business on October 2, 2007, the record date fixed for determination of voting rights, we had outstanding 3,281,814 shares of common stock, each share having one vote.

Once a share is represented for any purpose at the meeting, it will be deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting (unless a new record date is set).

Shares represented by a limited proxy, such as where a broker may not vote on a particular matter without instructions from the beneficial owner and no instructions have been received (i.e., "broker non-vote"), will be counted to determine the presence of a quorum but will not be deemed present for other purposes and will not be the equivalent of a "no" vote on a proposition. Shares represented by a proxy with instructions to abstain on a matter will be counted in determining whether a quorum is in attendance. An abstention is not the equivalent of a "no" vote on a proposition.

Election of Directors

Our directors are elected by a plurality of votes cast at a meeting at which a quorum is present. Under plurality voting, the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election.

Discretionary Voting Authority

We are not aware of any other matters to be presented at the Annual Meeting of Shareholders to be held on November 15, 2007. However, if any other matters come before the meeting, it is intended that the holders of proxies solicited hereby will vote such shares in their discretion.

Rule 14a-4 of the SEC's proxy rules allows us to use discretionary authority to vote on a matter coming before our Annual Meeting of Shareholders and not included in our proxy statement. This discretionary voting authority is limited to matters about which we do not have notice at least 45 days before the date on which our prior year's proxy materials were first mailed to shareholders in connection with the prior year's Annual Meeting of Shareholders. In addition we may also use discretionary voting authority if we received timely notice of such matters (as described in the preceding sentence) and if, in the proxy statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on the matter.

Accordingly, for our 2008 Annual Meeting of Shareholders, any such notice must be submitted to our Corporate Secretary on or before August 24, 2008.

This requirement is separate from the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement, as described above in the section entitled "Submission of Shareholders' Proposals".


                              Financial Statements

Our 2007 Annual Report to Shareholders containing financial statements will precede or accompany the mailing of this proxy to our common shareholders.


             Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, persons who own greater than 10 percent of the Company's equity securities, our directors and executive officers are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and to furnish us with copies of all such reports they file.

Based solely on our review of copies of such reports received or written representations from certain reporting persons, we believe that during fiscal 2007 all filing requirements applicable to their respective directors and officers, and 10 percent shareholders, were satisfied.



                                  Other Matters

Under Kentucky law, there are no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the 2007 Annual Meeting of Shareholders.

Any stockholder may obtain without charge a copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the year ended June 30, 2007, by submitting a request in writing to: John B. Brown, Chief
Financial Officer, Treasurer and Secretary, Delta Natural Gas Company, Inc., 3617 Lexington Road, Winchester, KY 40391. Our 2007 Form 10-K and our 2007 Notice and Proxy Statement may also be viewed on our website at www.deltagas.com.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/John B. Brown

John B. Brown

Chief Financial Officer, Treasurer
and Secretary

October 9, 2007






                                                                    APPENDIX A

                         DELTA NATURAL GAS COMPANY, INC.
                             AUDIT COMMITTEE CHARTER

                       Approved by the Board of Directors
                                 August 24, 2007

I. ORGANIZATION

     A. The Audit Committee is composed of not less than three members of the Board of Directors and shall meet the qualification requirements set forth in 1.B.

     B. The Audit Committee shall be comprised solely of independent Directors. To be independent, a Director shall not be an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The following persons shall not be considered independent:

          1. A Director who, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee of the Company, accepts directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company. Unless the rules of any national securities exchange or national securities association on which the Company's shares are traded provide otherwise, "compensatory fees" as used in the immediately preceding sentence, do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for a prior service with the Company (provided that such compensation is not contingent in any way on continued service).

          2. An affiliated person of the Company or any of its subsidiaries, as the term "affiliated person" is defined under the Securities Exchange Act of 1934 or Rules enacted thereunder.

          3. A Director who is, or at any time during the past three years was, employed by the Company or any parent or subsidiary of the Company.

          4. A Director who accepted or who has a Family Member who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $100,000 during the current or any of the past three fiscal years, other than the following:

               a.   Compensation for Board or Board committee service;

               b. Compensation paid to a Family Member who is an employee (other than an executive officer) of the Company or a parent or subsidiary of the Company; or

               c.   Benefits   under  a   tax-qualified   retirement   plan,  or
                    non-discretionary compensation.

          5. A Director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

          6. A Director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

               a. Payments arising solely from investments in the Company's securities; or

               b. Payments under non-discretionary charitable contribution matching programs.

          7. A Director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during any of the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

          8. A Director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

          9. A Director who is not "independent" as defined by NASDAQ's listing requirements or the listing requirements of any exchange on which the Company's stock trades.

     C. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

     D. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Additionally, at least one member of the Audit Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

          One may acquire such preceding attributes through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions,
          (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

     E. The members of the Audit Committee, and a Chairman of the Committee, shall be approved by the Board of Directors and shall serve until their successors shall be duly elected and qualified. If a Chairman of the Audit Committee is not selected by the Board, the members of the Audit Committee shall designate a Chairman. The Chairman of the Audit Committee may convene a meeting of the Audit Committee at his/her option and discretion, in addition to regularly scheduled meetings.

     F. The Audit Committee is authorized to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

     G. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of:

          1. Compensation to the accounting firm employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company; and

          2.   Compensation  to  any  independent   counsel  or  other  advisers
               employed by the Audit Committee; and

          3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.


II. PURPOSE:

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by (i) reviewing financial information which will be provided to shareholders and others, (ii) reviewing the internal control systems which management and the Board have established, (iii) reviewing the performance of the internal auditors and the independent public accountants, (iv) taking appropriate action to oversee the independence of the independent public accountants, (v) appointing, overseeing, determining levels of compensation and, where appropriate, replacing the independent public accountants, and (vi) generally overseeing the accounting, financial and reporting processes of the Company and the audits of the financial statements of the Company. The independent public accountants shall be accountable to the Company's Board of Directors and the Audit Committee as representatives of the Company's shareholders.

III. RESPONSIBILITIES AND DUTIES:

     The Audit Committee shall:

     A.   General

          1. Be directly responsible for the appointment, compensation, and oversight of the work of the public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and such accounting firm shall report directly to the Audit Committee.

          2. Meet with the independent public accountants and the internal auditor:

               a. At least annually; and

               b. At such other times as is appropriate.

          3. Have the power to conduct or authorize investigations into any matters within the scope of its responsibilities.

          4. Review its charter periodically and recommend to the Board of Directors appropriate changes to its charter.

     B. Relationship to the Independent Public Accountants

          1. Before the annual audit, meet with the independent public accountants, review the scope and nature of the audit engagement, and recommend changes wherever considered necessary.

          2. After completion of the audit, discuss with the independent public accountants:

               a. The results of the annual audit, including significant audit adjustments; and

               b.   Their view of the status of the Company's internal controls;
                    and

               c.   The impact on the financial statements of new pronouncements
                    and   prospective   changes  in   accounting   and  auditing
                    standards; and

               d.   Any   changes   in  planned   scope  and  any   difficulties
                    encountered; and

               e.   The resolution of disagreements (if any) with management.

          3. Periodically consult with the independent public accountants out of the presence of management about internal controls, the quality of the Company's financial reporting, and the adequacy/capability of the financial staff given the business and changes in operations.

     C.   Relationship to the Internal Auditor

          1. Communicate with the Company's internal auditor, review the internal audit scope, assess the internal audit work performed and recommend changes when necessary; and

          2. Review the internal audit work plan and scope for adequacy as it relates to the work of the independent public accountants; and

          3. Review any changes required in planned scope and any difficulties encountered; and

          4. Periodically consult with the internal auditor out of the presence of management.

     D.   Policies

          1. Not engage the auditors at any point during the audit and professional engagement period to provide any of the following non-audit services:

               a. Bookkeeping or other services related to the accounting records or financial statements of the Company. Any services, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including:

                    (i)  Maintaining  or  preparing  the  Company's   accounting
                         records; or

                    (ii) Preparing the Company's  financial  statements that are filed with the Securities and Exchange Commission (the "Commission") or that form the basis of financial statements filed with the Commission; or

                    (iii) Preparing or  originating  source data  underlying the
                         Company's financial statements.

               b. Financial information systems design and implementation. Any services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements, including:

                    (i) Directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network; or

                    (ii) Designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial information systems taken as a whole.

               c. Appraisal or valuation services, fairness opinions, or contribution-in-kind reports. Any appraisal services, valuation services, or any services involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

               d. Actuarial services. Any actuarially-oriented advisory services involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting a client in understanding the methods, models, assumptions, and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

               e. Internal audit outsourcing services. Any internal audit services that have been outsourced by the Company that relates to the Company's internal accounting controls, financial systems, or financial statements for the Company unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company's financial statements.

               f. Management functions. Acting, temporarily or permanently, as a director, officer, or employee of the Company, or performing any decision-making, supervisory, or ongoing monitoring function for the Company.

               g.   Human resources functions, including:

                    (i) Searching for or seeking out prospective candidates for managerial, executive, or director positions; or

                    (ii) Engaging  in  psychological  testing,  or other  formal testing or evaluation programs; or

                    (iii) Undertaking reference checks of prospective candidates for an executive or director position; or

                    (iv) Acting as a negotiator on the Company's behalf, such as determining position, status or title, compensation, fringe benefits, or other conditions of employment; or

                    (v) Recommending, or advising the Company to hire, a specific candidate for a specific job (except that an accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate's competence for financial accounting, administrative, or control positions).

               h. Broker-dealer, investment adviser, or investment banking services. Acting as a broker-dealer (registered or unregistered), promoter, or underwriter, on behalf of the Company, making investment decisions on behalf of the Company or otherwise having discretionary authority over the Company's investments, executing a transaction to buy or sell the Company's investment, or having custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

               i. Legal services. Providing any service to the Company that, under circumstances in which the service is provided, could be provided only by someone licensed, admitted, or otherwise qualified to practice law in the jurisdiction in which the service is provided.

               j. Expert services unrelated to the audit. Providing an expert opinion or other expert services for the Company, or the Company's legal representative, for the purpose of advocating the Company's interests in litigation or in a regulatory or administrative proceeding or investigation, except that in any litigation or regulatory or administrative proceeding or investigation, the Company's auditors may provide factual accounts, including testimony, of work performed or explain the positions taken or conclusions reached during the performance of any services provided by the auditors for the Company.

               k.   Any  other  services  subsequently  declared   impermissible
                    through the action of any proper governmental authority.

          2. Preapprove all auditing services (which may entail providing comfort letters in connection with securities underwritings).

          3. Preapprove all permissible non-audit services (including tax services), provided, however, that the auditor for the Company may not, contemporaneously with the audit, provide the Company with any of the non-audit services listed in subparagraphs D.1.a. through D.1.k., above.

          4. Report to the Board of Directors for disclosure in the Company's periodic reports under the Securities Exchange Act of 1934 any approval of non-audit services to be performed by the Company's auditors.

          5. Oversee the independence of the outside auditor. The Audit Committee shall, as a part of that responsibility:

               a. Review, annually, the independence of the independent public accountants; and

               b. Ensure the receipt of a formal written statement from the independent public accountants delineating relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard No. 1; and

               c. Engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity of the independent public accountants.

          6. Review matters within the scope of its duties, such as determining compliance with internal accounting controls and with regulations of governmental bodies; and review recommendations made by the Board of Directors, management, the independent public accountants, or the internal auditors to improve internal accounting controls, to enhance current management practices, or to adopt or change accounting principles.

          7. Review with management and the independent public accountants legal and regulatory matters that may have a material impact on the financial statements and related compliance policies.

     E.   Communication and Reporting

          1.   Provide  for  a  line  of  communication  between  the  Board  of
               Directors   and  both   internal   auditing   personnel  and  the
               independent public accountants.

          2. Report its findings to the Board of Directors after each Audit Committee meeting.

     F. Procedures for Complaints About Accounting or Internal Controls

          1. Employees and others are encouraged to bring to the attention of the Chairman of the Audit Committee any concerns regarding accounting, internal audit controls, or auditing matters.

          2. Any such complaints should be submitted directly in writing to the Chairman of the Audit Committee in a sealed envelope. Complaints may be submitted to Delta's Director - Internal Control by telephone to the internal auditor at 859-744-6171, by email to internalauditor@deltagas.com or anonymously in writing. All complaints submitted to Delta directly or reported to the Director - Internal Control will be communicated directly to the Chairman of the Audit Committee.

               a. Complaints may be submitted anonymously, if desired, by mail or the Company's internal distribution system.

               b. No attempt to identify the author of anonymous complaints shall be made by the Audit Committee or any other employee of the Company.

               c. No attempt will be made to retaliate against an employee submitting a complaint, whether it is anonymous or not.

               d. Upon receipt of a complaint, the Chairman of the Audit Committee shall designate a member or members of the Committee to investigate the Complaint and to prepare a written report of that investigation to be presented at the next meeting of the Audit Committee.

               e. The designated investigators shall be authorized to meet with any employee of the Company as necessary to determine the legitimacy of the complaint, to request and review any relevant documents produced by or in the possession of the Company, to request statements, sworn or unsworn, from any employee with information relevant to the complaint, and to retain legal counsel and/or other experts to assist them in the investigation.

               f. The Audit Committee shall take action as deemed appropriate by the Committee to include, if appropriate, a report to the Board of Directors of the Company concerning the Committee's findings with regard to the subject of the complaint.

               g. All complaints, reports of investigations, and reports to the Board of Directors shall be kept in a permanent file by the Audit Committee.




                                 FORM OF PROXY


                         DELTA NATURAL GAS COMPANY, INC.
                             Holders of Common Stock
                              Appointment of Proxy

                For the Annual Meeting of Shareholders To Be Held
                         November 15, 2007 at 10:00 a.m.
                    at the Principal Office of the Company at
                    3617 Lexington Road, Winchester, Kentucky


The undersigned hereby appoints Glenn R. Jennings and John B. Brown, and either of them with power of substitution, as proxies to vote the shares of Common Stock of the undersigned in Delta Natural Gas Company, Inc. at the Annual Meeting of its Shareholders to be held November 15, 2007 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified (and in the manner indicated) on the reverse side of this proxy and described in the proxy statement furnished herewith.


This proxy is solicited on behalf of the Board of Directors, which recommends votes FOR all items. It will be voted as specified. If not specified, the shares represented by this proxy will be voted FOR all items.

Please sign and date this proxy on the reverse side, and return it promptly in the enclosed envelope.





Indicate your vote by an (X) in the appropriate boxes:

ITEM:

1. Election of Directors

   Nominees for three year term expiring 2010:


Linda K. Breathitt          Lanny D. Greer             Billy Joe Hall

-----    -----              -----   -----              -----   -----
For      Withhold           For     Withhold           For     Withhold





                                                   -------------------------
                                                   NUMBER OF SHARES



                                        SIGN EXACTLY AS NAME(S) APPEARS HEREON:

                                        X______________________________________

                                        X______________________________________


If joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.


  Date ____________________________, 2007